Exhibit 10.26
Agreement to Amend
This Agreement to Amend is entered into by and between Cardtronics, LP (“Cardtronics”) and Bank of America (“Bank”) as of this 9th day of February, 2006.
RECITALS
A.	Cardtronics previously executed the Treasury Services Terms and Conditions Booklet on July 13, 2004 (the “Booklet”).

B.	Cardtronics and Bank previously executed an Amendment to Treasury Services Terms and Conditions Booklet for ATM Cash Services as of August 2, 2004 (“ATM Cash Services Amendment”).

C.	Cardtronics and Bank desire to make certain amendments to the ATM Cash Services Amendment.
NOW, THEREFORE, in consideration of the mutual promises made in this Agreement to Amend and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
A.	All terms not otherwise defined herein shall have the meaning set forth in the ATM Cash Services Amendment.

B.	The ATM Cash Services Amendment is hereby amended as follows:

1.	Under “Term;Termination,” in the first paragraph, the words “an initial term of three years, commencing as of August 2, 2004” shall be deleted and the words “an initial term commencing as of August 2, 2004 and ending on October 1, 2008” shall be inserted in their place.

2.	Exhibit E shall be replaced, in its entirety, with the attached Exhibit E. The attached Exhibit A shall be effective as of October 1, 2005.”

C.	Except as specifically amended herein, the ATM Cash Services Amendment shall remain in full force and effect.
IN WITNESS WHEREOF, each of the parties has caused this Agreement to Amend to be executed as of the date first set forth above, by its duly authorized officer.

CARDTRONICS, LP	BANK OF AMERICA

By:	By:

Name:	Name:

Title:	Title: